                                                                     Exhibit 4.4

================================================================================




                         REGISTRATION RIGHTS AGREEMENT


                           Dated as of June 26, 1997

                                  by and among

                         SHOPPERS FOOD WAREHOUSE CORP.,

                               SFW HOLDING CORP.

                                      and

                      WASSERSTEIN PERELLA SECURITIES, INC.



===============================================================================

          This Registration Rights Agreement (this "Agreement") is made and
                                                    ---------
entered into as of June 26, 1997 by and among Shoppers Food Warehouse Corp., a Delaware corporation ("Company"), SFW Holding Corp., a Delaware corporation and
                       -------
the owner of 100% of the capital stock of the Company ("Holding"), and
                                                        -------
Wasserstein Perella Securities, Inc. (the "Initial Purchaser") who has agreed to
                                           -----------------
purchase 9 3/4% Senior Notes due 2004 of the Company (the "Notes") in an
                                                           -----
aggregate principal amount of $200,000,000 pursuant to the Purchase Agreement (as defined below).

          This Agreement is made pursuant to the Purchase Agreement, dated as of June 23, 1997 (the "Purchase Agreement"), by and among the Company, Holding and
                    ------------------
the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in the Purchase Agreement.

          The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Act:  The Securities Act of 1933, as amended.
          ---

          Additional Interest: As defined in Section 5 hereof.
          -------------------

          Advice:  As defined in Section 6(d) hereof.
          ------

          Broker-Dealer: Any broker or dealer registered under the Exchange Act.
          -------------

          Broker-Dealer Transfer Restricted Securities: Exchange Notes that are
          --------------------------------------------
acquired by a Broker-Dealer in the Exchange Offer in exchange for Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its affiliates).

          Business Day:  Any day except a Saturday, Sunday or other day in the
          ------------
States of New York or Maryland or the state in which the principal corporate trust office of the Trustee, on which banks are authorized to not open for business.

          Closing Date: The date of this Agreement.
          ------------

          Commission:  The Securities and Exchange Commission.
          ----------

          Consummate: An Exchange Offer shall be deemed "Consummated" for
          ----------
purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

          Effectiveness Target Date: As defined in Section 5 hereof.
          -------------------------

          Exchange Act:  The Securities Exchange Act of 1934, as amended.
          ------------

          Exchange Notes:  The Company's Senior Exchange Notes due 2004 to be
          --------------
issued by the Company and guaranteed by Holding pursuant to the Indenture (a) in the Exchange Offer or (b) upon the request of any Holder of Notes covered by a Shelf Registration Statement, in exchange for such Notes.

          Exchange Offer: The registration by the Company under the Act of the
          --------------
Exchange Notes pursuant to the Exchange Offer Registration Statement whereby the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

          Exchange Offer Registration Statement:  The Registration Statement
          -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

          Exempt Resales:  The transactions in which the Initial Purchaser
          --------------
proposes to sell the Notes in reliance on Rule 144A under the Act to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act and to non-U.S. persons outside the United States in reliance upon Regulation S under the Act.

          Holder:  As defined in Section 2(b) hereof.
          ------

          Indemnified Holder: As defined in Section 8(a) hereof.
          ------------------

          Indemnified Party: As defined in Section 8(c) hereof.
          -----------------

          Indemnifying Party: As defined in Section 8(c) hereof.
          ------------------

          Indenture:  The Indenture, dated the Closing Date, by and among the
          ---------
Company, Holding and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture
      -------
is amended or supplemented from time to time in accordance with the terms thereof.

          Interest Payment Date: As defined in the Indenture and the Notes.
          ---------------------

          NASD:  National Association of Securities Dealers, Inc.
          ----

          Offering Memorandum:  The Offering Memorandum, dated June 23, 1997,
          -------------------
and all amendments and supplements thereto, relating to the Company and the Notes and prepared by the Company and Holding pursuant to the Purchase Agreement.

          Person:  An individual, partnership, corporation, trust,
          ------
unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

          Preliminary Offering Memorandum:  The preliminary offering memorandum,
          -------------------------------
dated June 5, 1997, relating to the Company and the Notes.

          Prospectus:  The prospectus included in a Registration Statement at
          ----------
the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          Registration Default:  As defined in Section 5 hereof.
          --------------------

          Registration Statement:  Any registration statement of the Company
          ----------------------
relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          Restricted Broker-Dealer: Any Broker-Dealer which holds Broker-Dealer
          ------------------------
Transfer Restricted Securities.

          Senior Notes: The Notes and the Exchange Notes.
          ------------


          Shelf Notice: As defined in Section 4(a) hereof.
          ------------


          Shelf Registration Statement:  As defined in Section 4(a) hereof.
          ----------------------------

          TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb)
          ---
as in effect on the date of the Indenture .

          Transfer Restricted Securities:  Each Note, until the earliest to
          ------------------------------
occur of (a) the date on which such Note is exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer, (b) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Note is effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (d) the date on which such Note may be resold without restriction to the public pursuant to Rule 144 under the Act, (e) the date on which such Note shall have been transferred and a new certificate for it not bearing a legend restricting further transfer shall have been delivered by the Trustee, or (f) the date on which such Note ceases to be outstanding for purposes of the Indenture.

          Underwriters:  As defined in Section 11 hereof.
          ------------


          Underwritten Registration or Underwritten Offering:  A registration in
          -------------------------    ---------------------
which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

          (a)  Transfer Restricted Securities.  The securities entitled to the
               ------------------------------
benefits of this Agreement are the Transfer Restricted Securities.

          (b)  Holders of Transfer Restricted Securities.  A Person is deemed to
               -----------------------------------------
be a holder of Transfer Restricted Securities (each, a "Holder") whenever such
                                                        ------
Person owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

          (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, including the filing of information pursuant to Rule 430A under the Act (if necessary) and (B) cause all filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

          (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and to keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 45 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws and all applicable laws, regulations and/or ordinances, including all applicable tender offer rules and regulations under the Exchange Act. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 days thereafter.

          (c) A "Plan of Distribution" section shall be included in the Prospectus contained in the Exchange Offer Registration Statement and such section shall indicate therein that any Restricted Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Notes (other than Transfer Restricted Securities acquired directly from the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirements may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Senior Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

          The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers in a manner consistent with clause (b) above.

          The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers upon request at any time during such period in order to facilitate such sales.

          In connection with the Exchange Offer, the Company shall:

          (1) mail, or cause to be mailed, to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate thereof;

          (3) permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

          (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

          As soon as practicable after the close of the Exchange Offer, the Company shall:

          (1) accept for exchange all Transfer Restricted Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer;

          (2) deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Transfer Restricted Securities, Exchange Notes equal in principal amount to the Transfer Restricted Securities of such Holder so accepted for exchange.

SECTION 4.  SHELF REGISTRATION

          (a) Shelf Registration.  If (i) the Company is not permitted by
              ------------------
applicable law or Commission policy to consummate the Exchange Offer (after the procedures set forth in Section 6(a)(i) below have been complied with) or (ii) any Holder of a minimum of $750,000 aggregate principal amount or more of Transfer Restricted Securities notifies the Company within 30 days following the Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or an affiliate of the Company or (iii) for any other reason the Exchange Offer is not Consummated within 225 days of the Closing Date, then the Company shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf Registration Statement pursuant to the provisions of this Section 4. If a Shelf Notice is delivered, the Company shall:

          (x) cause to be filed on or prior to (1) in the case of a Registration Statement filed pursuant to clause (i) above, 60 days after the date on which the Company determines that it is not permitted to file the Exchange Offer Registration Statement and (2) in the case of a Registration Statement filed pursuant to clause (ii) above, 60 days after the date on which the Company receives the notice specified in clause (ii) above, and (3) in any case, the 225th day after the Closing Date, a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement")),
                                              ----------------------------
relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and

          (y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to the date 120 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. If, after the Company has filed an Exchange Offer Registration Statement which satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above. Such an event shall have no effect on the requirements of this clause (y) or on the Effectiveness Target Date as defined in Section 5 below.

          The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring on the earlier of (i) the date that all Holders of Transfer Restricted Securities have resold such securities in the manner set forth and as contemplated in the Shelf Registration Statement and (ii) two years following the Closing Date.

          (b)  Provision by Holders of Certain Information in Connection with
               --------------------------------------------------------------
the Shelf Registration Statement. No Holder of Transfer Restricted Securities
--------------------------------
may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act, or otherwise required by the Act or the Commission for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information required to be provided by such Holder for inclusion therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company in writing, for so long as the Registration Statement is effective, all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  LIQUIDATED DAMAGES

          The Company, Holding and the Initial Purchaser agree that the Holders will suffer damages if the Company fails to fulfill its obligations under
Section 3 or Section 4 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Company fails to file any of the Registration Statements required by this Agreement on or before the date specified for such filing in this Agreement, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified in this Agreement for such effectiveness (the "Effectiveness Target Date"), (iii) the Company fails to Consummate the Exchange
--------------------------
Offer on or prior to the 225th calendar day after the Closing Date or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within a five Business Day period (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then commencing
                                         --------------------
on the day following the date on which such Registration Default occurs, the Company agrees to pay, or cause to be paid, to each Holder of Transfer Restricted Securities, for the first 90-day period immediately following the occurrence of such Registration Default, liquidated damages, in the form of additional cash interest on the Senior Notes ("Additional Interest"), initially
                                               -------------------
at the rate of 50 basis points (0.50%) per annum with respect to all Senior Notes constituting Transfer Restricted Securities held by such Holder for the period that the Registration Default continues. The rate of Additional Interest payable to each Holder shall increase by an additional 50 basis points (0.50%) per annum with respect to all principal amount of Senior Notes constituting Transfer Restricted Securities held by such Holder for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 150 basis points (1.50%) per annum. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease. If the Registration Defaults described in either of clauses (i) or (ii) above arose solely because the applicable Holder or Holders failed to provide the Company with certain information within the 20 Business Day period referred to in
Section 4(b) hereof (including any information that subsequently becomes necessary), Additional Interest in respect thereof (but only with respect to such Holder or Holders) will not begin to accrue until ten Business Days after such information has been provided to the Company.

          The Company shall notify the Trustee within three Business Days after each and every Registration Default. Any amounts of Additional Interest due pursuant this Section 5 will be payable in cash semi-annually on June 15 and December 15 of each year, to the Holders of record of Senior Notes on the fifteenth day prior to such interest payment date. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Transfer Restricted Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

          All accrued Additional Interest shall be paid to the holder of the Global Security (as defined in the Indenture) by wire transfer of immediately available funds or by federal funds check and to Holders of Definitive Securities (as defined in the Indenture) by mailing checks to their registered addresses by the Company on each Interest Payment Date. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

            (a) Exchange Offer Registration Statement.  In connection with the
                -------------------------------------
Exchange Offer, the Company shall comply with all applicable provisions of
Section 6(c) below, shall use its best efforts to effect such exchange and to permit the sale of the Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

            (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation
     (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

            (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer
     (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the

     Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
                              ----------------------------
     1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as
               ----------------------------------
     interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company or an affiliate thereof.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital
                                                                 -------------
     Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc.
     --------------------                           ----------------------------
     (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

          (b) Shelf Registration Statement.  In connection with the Shelf
              -----------------------------
Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), consistent with this Agreement and, pursuant thereto, the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the specified time periods and otherwise in accordance with the provisions hereof.

          (c) General Provisions.  In connection with any Registration Statement
              -------------------
and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

          (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause
(A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purposes(s) as soon as practicable thereafter;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in
Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

          (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s) in connection with such sale, if any, and make the Company's representatives available during reasonable business hours for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

          (vi) make available at reasonable business hours for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent documents and properties of the Company and cause the Company's officers, managers and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (vii) if requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer

Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (viii) furnish to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (x) enter into such agreements (including, unless not required pursuant to Section 10 hereof, an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall: (1) whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, make such representations and warranties to the Holders and the underwriter(s), in form, substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (2) whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriter(s) and the Holders of the Transfer Restricted Securities being sold) addressed to each selling Holder and underwriter requesting the same and covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;
(3) in connection with an Underwritten Registration only, obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Transfer Restricted Securities and underwriters requesting the same, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) in connection with an Underwritten Offering only, set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, deliver such documents and certificates as may be reasonably requested by the Holders of the Transfer Restricted Securities being sold or the underwriter(s) of such Underwritten Offering to evidence compliance with clause
(1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause
(x). Nothing contained in this clause (x) shall require the Company, its counsel or its accountants to make any representations or warranties, to render any legal opinion or to deliver any comfort letters that are not true. The above shall be done at each closing under such underwriting or similar agreement, as and to the extent thereunder, and if at any time the representations and warranties of the Company contemplated in clause (1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

          (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xii) issue, upon the request of any Holder of Notes covered by any Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Senior Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling

Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities consistent with the terms of the Indenture;

          (xiv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably requested or otherwise necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

          (xv) if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

          (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

          (xviii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

           (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Senior Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

           (xx) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriter(s), if any; and

           (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
     Section 15(d) of the Exchange Act.

           (d)    Restrictions on Holders. Each Holder as to which any
                  ------------------------
Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. Each Holder agrees by acquisition of a Transfer Restricted Security, that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of
                                        ------
the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

           (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses
(including filings
made by the Initial Purchaser or any Holder with the NASD and fees and disbursements of counsel in connection therewith (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, in accordance with Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Senior Notes on a national exchange or automated quotation system if required hereunder; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

           The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

           (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

           (a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and
 ------------------
all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of one counsel to the Indemnified Holders) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except in respect of any Holder insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable to Holder under this
--------  -------
Section 8(a) to the extent that any such losses, claims, damages, liabilities or expenses were caused by the fact that such Holder sold Transfer Restricted Securities to a Person as to whom it was established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if (i) the Company had furnished copies of such amended or supplemented Prospectus to such Holder a reasonable time prior to the time of written confirmation of sale and (ii) such losses, claims, damages, liabilities or expenses were caused by an untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Transfer Restricted Securities.

          (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Section 8(a) or Section 8(b) hereof, such Person (the "indemnified party") shall promptly notify the Person against whom such
 -----------------
indemnity may be sought (the "indemnifying party") in writing and the
                              ------------------
indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties, or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an affiliate of such indemnified party or parties or of any indemnifying party, (B) there may be one or more defenses available to such indemnified party or parties or such affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such affiliate of any indemnifying party and (C) such indemnified party or parties shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or parties or such affiliate of such indemnified party or parties and any indemnifying party or such affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

           The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds received by such Holder from the sale of Transfer Restricted Securities exceeds the amounts of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Notes held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

           The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. UNDERWRITTEN REGISTRATIONS

           No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

           In any Underwritten Offering, the investment banker or investment bankers and managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the "underwriters."
                                                               ------------

SECTION 12. MISCELLANEOUS

           (a) Remedies.  Each Holder, in addition to being entitled to exercise
               --------
all rights provided herein, in the Indenture, the Company's or Holding's respective charter or bylaws, the Purchase Agreement or related agreements or granted by law, including recovery of Additional Interest or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and Holding agree that monetary damages (including the Additional Interest contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

           (b) No Inconsistent Agreements. Neither the Company nor Holding
               --------------------------
will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor Holding has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company's or Holding's securities under any agreement in effect on the date hereof.

           (c) Adjustments Affecting the Senior Notes.  Neither  the Company nor
               --------------------------------------
Holding will take any action, or permit any change to occur, with respect to the Senior Notes that would materially adversely affect the ability of the Holders to Consummate any Exchange Offer.

           (d) Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company and Holding have obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities that are subject to such Exchange Offer.

          (e)   Notices.  All notices and other communications provided for or
                -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, all the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii)  if to the Company:

                Shoppers Food Warehouse Corp.
                4600 Forbes Blvd.
                Lanham, MD 20706
                Attention: President
                Telecopier No.: (301) 306-9600

                With a copy to:

                Dart Group Corporation
                3300 75th Avenue
                Landover, MD  20785
                Attention: Corporate Secretary
                Telecopier No.: (301) 773-2707

          (iii) if to Holding:

                SFW Holding Corp.
                3300 75th Avenue
                Landover, MD  20785
                Attention: President
                Telecopier No.: (301) 772-3910

          All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f)  Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

          (g)  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (j)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k)  Entire Agreement.  This Agreement together with the other
               ----------------
Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and Holding with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (l)  Third Party Beneficiaries.  Holders of Transfer Restricted
               -------------------------
Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                               SHOPPERS FOOD WAREHOUSE CORP.


                               By: /s/ Mark A. Flint
                                   ---------------------------------
                                   Name:  Mark A. Flint
                                   Title:  President and Chief Executive Officer


                               SFW HOLDING CORP.


                               By: /s/ Mark A. Flint
                                  ----------------------------------
                                  Name:  Mark A. Flint
                                  Title:  President


WASSERSTEIN PERELLA SECURITIES, INC.


By: /s/ James C. Kingsbery
   --------------------------
   Name:  James C. Kingsbery
   Title:  Vice President